Exhibit 99.1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of this 18th day of February 2021, by and among Mainfield Enterprises Inc., Trumano International Inc., Enright Holding Corp., Mercury Advisory Limited (UK) and Eli Gabso.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Common Stock, no par value per share, of Aker Biosciences, Inc.is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Mainfield Enterprises Inc.
**
Name:
Title:

Trumano International Inc.
**
Name:
Title:

EnrIght Holding Corp.
/s/ Idan Moskovich
Name: Idan Moskovich
Title: Director

MERCURY ADVISORY LIMITED
/s/ Eli Gabso
Name: Eli Gabso
Title: Director

/s/ Eli Gabso
Name: Eli Gabso

**	/s/ Idan Moskovich

By: Idan Moskovich, as Attorney-in-Fact

This Joint Filing Agreement was executed on behalf of Mainfield Enterprises Inc. and Trumano International Inc. pursuant to a power of attorney issued by each entity. A copy of each applicable power of attorney is included as an exhibit to the Schedule 13G.

[Signature Page to Joint Filing Agreement]